UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2008

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On February 20, 2008, Royal Gold closed its acquisition of three royalties from AngloGold Ashanti (USA) Exploration Inc. for $13.75 million. The acquisition included a net smelter return (“NSR”) royalty on the Marigold mine in Nevada and a sliding-scale NSR royalty and a net profits interest royalty on the El Chanate mine in Mexico. The agreement to enter into the transaction was reported on a Form 8-K filed on January 28, 2008. A copy of the press release announcing the closing of the transaction is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant) By: /s/ Karen Gross Name: Karen Gross Title: Vice President & Corporate Secretary

Dated: February 25, 2008

Exhibit Index

Exhibit No.

99.1    Press Release dated February 22, 2008